                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 3, 1996



                         CB COMMERCIAL HOLDINGS, INC.
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                0-18525                     52-1616016
- ------------------       -----------------             ------------------
   (STATE OR OTHER       (COMMISSION FILE              (IRS EMPLOYER
   JURISDICTION OF       NUMBER)                       IDENTIFICATION NO.)
   INCORPORATION)



          533 SOUTH FREMONT AVENUE - LOS ANGELES, CALIFORNIA       90071
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (213) 613-3123
                                                   -----------------



              N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On July 3, 1996, pursuant to a Stock Purchase Agreement dated as of June 27, 1996 among CB Commercial Real Estate Group, Inc., a wholly owned subsidiary of the registrant ("CB Commercial"), and CB Commercial Mortgage Company, Inc., a wholly owned subsidiary of CB Commercial ("CB Mortgage"), on the one hand, and Lawrence J. Melody and John M. Bradley, on the other hand, and a Stock Purchase Agreement dated as of June 27, 1996 among CB Commercial and CB Mortgage, on the one hand, and Lawrence J. Melody, on the other hand, CB Mortgage acquired all of the outstanding capital stock of L.J. Melody & Company, a Texas corporation ("LJMCo"), and L.J. Melody & Company of California, a Texas corporation ("LJMCal"). On July 9, 1996 CB Mortgage merged into LJMCo, with LJMCo surviving the merger. As a result of the merger, LJMCal is a wholly owned subsidiary of LJMCo, and it is intended that at the end of 1996 LJMCal will be merged into LJMCo. LJMCo and LJMCal are commercial mortgage banking firms engaged in loan origination and loan servicing. LJMCo is headquartered in Houston, Texas and LJMCal is headquartered in Los Angeles, California.

     The aggregate purchase price for LJMCo and LJMCal was $15 million, of which $9 million was paid in cash and the remainder in notes. The notes consist of Senior Promissory Notes with an aggregate principal amount of $3 million maturing on July 1, 1998 and bearing interest of 10 percent per annum and Contingent Promissory Notes with an aggregate principal amount of $3 million maturing on July 1, 2001 and bearing interest of 10 percent per annum. The purchase price was determined in arms' length negotiations. The portion of the initial purchase price paid in cash at the closing was provided by CB Commercial from a combination of cash on hand and borrowings under a credit facility with The Sumitomo Bank, Limited, which borrowings are expected to be repaid by the end of 1996.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following are furnished as exhibits to this report:

     10.1 Stock Purchase Agreement dated as of June 27, 1996 among CB Commercial Real Estate Group, Inc. and CB Commercial Mortgage Company, Inc., on the one hand, and Lawrence J. Melody and John
             M. Bradley, on the other hand.

     10.2 Stock Purchase Agreement dated as of June 27, 1996 among CB Commercial Real Estate Group, Inc. and CB Commercial Mortgage Company, Inc., on the one hand, and Lawrence J. Melody, on the other hand.

     23      Consent of Arthur Andersen LLP

     99.1    Financial statements for L.J. Melody & Company for
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             the year ended December 31, 1995, together with the report of
             Arthur Andersen LLP with respect thereto.

     99.2 Financial statements for L.J. Melody & Company of California for the year ended December 31, 1995, together with the report of Arthur Andersen LLP with respect thereto.

     The financial statements for L.J. Melody & Company and L.J. Melody & Company of California for the three months March 31, 1996 and the pro forma financial information required to be filed as exhibits to this report are not included and will be filed as soon as practicable but no later than September 16, 1996.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                              CB COMMERCIAL HOLDINGS, INC.



Date:  July 17, 1996            By:   /s/ James J. Didion
                                   --------------------------------
                                    James J. Didion
                                    Chairman and Chief Executive
                                     Officer